UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2016

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Dr.,

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2016, Organovo Holdings, Inc., a Delaware corporation (the “Company”), closed the issuance and sale of 10,065,000 shares (the “Offering”) of the Company’s common stock, par value $0.001 per share ( “Common Stock”), which included 1,065,000 shares of Common Stock issued pursuant to the partial exercise of the Underwriters’ option to purchase additional shares. The Offering was effected pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated October 20, 2016, with Jefferies LLC (the “Representative”), acting as representative of the underwriters named in the Underwriting Agreement (the “Underwriters”). The price to the public in the Offering was $2.75 per share, and the Underwriters purchased the shares from the Company pursuant to the Underwriting Agreement at a price of $2.585 per share

The net proceeds to the Company from the Offering were approximately $25,600,000, after deducting underwriting discounts and commissions and estimated expenses payable by the Company.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3, initially filed with the Securities and Exchange Commission (“SEC”) on February 27, 2015 and was declared effective by the SEC on March 17, 2015 (File No. 333-202382) and the related prospectus supplement filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), on October 21, 2016.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. Concurrently with the execution of the Underwriting Agreement, each of the Company’s directors and executive officers entered into a lock-up agreement with the Underwriters that prohibits, subject to specified exceptions, the sale, transfer or other disposition of securities of the Company without the consent of the Representative for a period ending 90 days following October 20, 2016. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement.

The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The legal opinion, including the related consent, of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP relating to the legality of the issuance and sale of the shares of Common Stock in the Offering is filed as Exhibit 5.1 to this Current Report.

Item 8.01 Other Events.

Press Release Regarding the Pricing of the Offering

On October 20, 2016, the Company issued a press release announcing that it had priced the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 20, 2016, between Organovo Holdings, Inc. and Jefferies LLC

5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1)

99.1	Press Release, dated October 20, 2016, titled “Organovo Holdings, Inc. Prices Approximately $25 Million Public Offering of Common Stock”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: October 25, 2016	/s/ Keith Murphy
Keith Murphy
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 20, 2016, between Organovo Holdings, Inc. and Jefferies LLC

5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1)

99.1	Press Release, dated October 20, 2016, titled “Organovo Holdings, Inc. Prices Approximately $25 Million Public Offering of Common Stock”